SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MEDIACOM COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Copies of all communications to:
Robert L. Winikoff, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

MEDIACOM COMMUNICATIONS CORPORATION
100 Crystal Run Road
Middletown, New York 10941

NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mediacom Communications Corporation:

     The 2005 Annual Meeting of Stockholders of Mediacom Communications Corporation will be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 10:00 a.m., local time, on Tuesday, June 14, 2005, for the following purposes:

1.	To elect seven directors to serve for a term of one year;

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on April 22, 2005. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.

By Order of the Board of Directors, Joseph E. Young Secretary

Middletown, New York
May 9, 2005

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and promptly return it in the enclosed, self-addressed envelope. No additional postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before this meeting by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person at the meeting.

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
ITEM 1- ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
COMPARISONS OF CUMULATIVE TOTAL RETURNS
REPORT OF THE AUDIT COMMITTEE
ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
ANNUAL REPORT
OTHER MATTERS
2005 STOCKHOLDER PROPOSALS
Annex A

MEDIACOM COMMUNICATIONS CORPORATION
100 Crystal Run Road
Middletown, New York 10941

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On
June 14, 2005

     This Proxy Statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of Mediacom Communications Corporation for the 2005 Annual Meeting of Stockholders to be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 10:00 a.m., local time, on Tuesday, June 14, 2005. We invite you to attend in person.

Voting Information

     Record date

     The record date for the Annual Meeting is April 22, 2005. You may vote all shares of our common stock that you owned as of the close of business on that date. On April 22, 2005, there were 90,609,764 shares of Class A common stock and 27,336,939 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote on each matter to be voted on at the Annual Meeting and each share of Class B common stock is entitled to ten votes. We are mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about May 9, 2005.

     How to vote

     As described below, you may submit your proxy or voting instructions by mail, telephone or the Internet, even if you plan to attend the meeting.

     By mail. If you hold your shares through a securities broker (that is, in street name), please complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted in accordance with your instructions, unless you subsequently revoke your instructions.

     By telephone or by Internet. If you hold your shares in street name, your broker can advise whether you will be able to submit voting instructions by telephone or by the Internet.

     At the Annual Meeting. Submitting your proxy by mail, telephone or Internet does not limit your right to vote in person at the Annual Meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain a proxy from your broker and bring it to the meeting.

     Revoking your proxy

     You can revoke your proxy at any time before your shares are voted at the meeting by: (i) sending a written notice to Joseph E. Young, Secretary, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941; (ii) submitting a later proxy; or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy.

     Returning your proxy without indicating your vote

     If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows: (i) FOR the election of the nominees for director named below; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2005; and (iii) in accordance with the judgment of the person voting the proxy on any other matter properly brought before the meeting or any adjournment or postponement thereof.

     Withholding your vote, voting to “abstain” and “broker nonvotes”

     In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal. “Broker nonvotes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker nonvotes will not be counted for purposes of determining whether a proposal has been approved.

     Votes required to hold the Annual Meeting

     We need a majority of the voting power of our Class A common stock and Class B common stock outstanding on April 22, 2005 present, in person or by proxy, to hold the Annual Meeting.

     Votes required to elect directors and to adopt other proposals

     Directors will be elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of a majority of the voting power of our Class A common stock and Class B common stock, voting together as one class, that are present in person or by proxy at the Annual Meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2005.

     As of the record date, Rocco B. Commisso beneficially owned approximately 75.8% of the voting power of our Class A common stock and Class B common stock, voting together as one class. See “Security Ownership of Certain Beneficial Owners and Management.” Accordingly, the affirmative vote of Mr. Commisso alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the Annual Meeting. Mr. Commisso has advised us that he will vote all of his shares in favor of the proposals set forth in the notice attached to this Proxy Statement.

     Other matters to be decided at the Annual Meeting

     If any matters were to properly come before the Annual Meeting that are not specifically set forth on your proxy and in this Proxy Statement, the persons appointed to vote the proxies would vote on such matters in accordance with their best judgment.

     Postponement or adjournment of the Annual Meeting

     If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and might be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Cost of Proxy Solicitation

     We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

ITEM 1 — ELECTION OF DIRECTORS

     Seven directors will be elected at the Annual Meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and qualified. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors unless instructed to the contrary.

     Each nominee is currently a director of our company. Rocco B. Commisso and Mark E. Stephan have been directors of Mediacom Communications Corporation since it was formed in November 1999 and were members of the executive committee of Mediacom LLC until the initial public offering of Mediacom Communications in February 2000. Immediately prior to the initial public offering, Mediacom Communications issued its common stock in exchange for all outstanding membership interests in Mediacom LLC. Accordingly, references to “we,” “our,” “us” and “predecessor” in the biographies that follow and elsewhere in this proxy statement for the periods prior to the initial public offering mean Mediacom LLC. Craig S. Mitchell, William S. Morris III, Thomas V. Reifenheiser, Natale S. Ricciardi and Robert L. Winikoff became our directors upon the completion of the initial public offering in February 2000.

Name of Nominee	Age	Principal Occupation and Business Experience
Rocco B. Commisso	55	Mr. Commisso has 27 years of experience with the cable television industry and has served as our Chairman and Chief Executive Officer since founding our predecessor company in July 1995. From 1986 to 1995, he served as Executive Vice President, Chief Financial Officer and a director of Cablevision Industries Corporation. Prior to that time, Mr. Commisso served as Senior Vice President of Royal Bank of Canada’s affiliate in the United States from 1981, where he founded and directed a specialized lending group to media and communications companies. Mr. Commisso began his association with the cable industry in 1978 at The Chase Manhattan Bank, where he managed the bank’s lending activities to communications firms including the cable industry. He serves on the board of directors and executive committees of the National Cable Television Association and Cable Television Laboratories, Inc., and on the board of directors of C-SPAN. Mr. Commisso holds a Bachelor of Science in Industrial Engineering and a Master of Business Administration from Columbia University.

Craig S. Mitchell	46	Mr. Mitchell has held various management positions with Morris Communications Company, LLC for more than the past five years. He currently serves as its Senior Vice President of Finance, Treasurer and Secretary and is also a member of its board of directors.

William S. Morris III	70	Mr. Morris has served as the Chairman and Chief Executive Officer of Morris Communications for more than the past five years. He was the Chairman of the board of directors of the Newspapers Association of America for 1999-2000.

Thomas V. Reifenheiser	69	Mr. Reifenheiser served for more than five years as a Managing Director and Group Executive of the Global Media and Telecom Group of Chase Securities Inc. until his retirement in September 2000. He joined Chase in 1963 and had been the Global Media and Telecom Group Executive since 1977. He also had been a director of the Management Committee of The Chase Manhattan Bank. Mr. Reifenheiser is a member of the board of directors of Cablevision Systems Corporation and Lamar Advertising Company.

Name of Nominee	Age	Principal Occupation and Business Experience
Natale S. Ricciardi	56	Mr. Ricciardi has held various management positions with Pfizer Inc. for more than the past five years. Mr. Ricciardi joined Pfizer in 1972 and currently serves as its President/Team Leader, Global Manufacturing, with responsibility for all of Pfizer’s manufacturing facilities.

Mark E. Stephan	48	Mr. Stephan has 18 years of experience with the cable television industry and has served as our Chief Financial Officer and Treasurer since 1996. Mr. Stephan has also served as our Executive Vice President since 2003, and prior to that, he was Senior Vice President since the commencement of our operations in March 1996. Before joining us, Mr. Stephan served as Vice President, Finance for Cablevision Industries from July 1993. Prior to that time, Mr. Stephan served as Manager of the telecommunications and media lending group of Royal Bank of Canada.

Robert L. Winikoff	58	Mr. Winikoff has been a partner of the law firm of Sonnenschein Nath & Rosenthal LLP since August 2000. Prior thereto, he was a partner of the law firm of Cooperman Levitt Winikoff Lester & Newman, P.C. for more than five years. Sonnenschein Nath & Rosenthal LLP currently serves as our outside general counsel, and prior to such representation, Cooperman Levitt Winikoff Lester & Newman, P.C. served as our outside general counsel since 1995.

     Morris Communications held membership interests in Mediacom LLC immediately prior to the initial public offering of our Class A common stock. These membership interests were exchanged for shares of our Class A Common Stock at the time of the initial public offering in February 2000. A letter, dated November 4, 1999, from Mediacom LLC to Morris Communications refers to an “understanding” regarding various matters concerning the formation of Mediacom Communications Corporation and its initial public offering, which was referred to as “the IPO entity” in the letter. That letter includes a paragraph that states that Morris Communications “shall have the right to designate (i) two seats on the IPO entity’s board of directors so long as it has at least 20% ownership interest in the IPO entity and (ii) one seat on the IPO entity’s board of directors so long as it has at least 10% ownership interest in the IPO entity.” At the time of the initial public offering, Morris Communications designated Messrs. Morris and Mitchell as its Board designees under the letter agreement. Messrs. Morris and Mitchell are being nominated for re-election to the Board at the Annual Meeting without reference to the designation right, if any, under the letter agreement.

Committees of the Board of Directors

     Our Board of Directors has an Audit Committee and a Compensation Committee. We are a “Controlled Company” (as defined in Rule 4350(c)(5) of The Nasdaq Stock Market) because Rocco B. Commisso holds approximately 75% of our voting power. As a “Controlled Company,” we are exempt from having an independent board of directors, an independent compensation committee and an independent nominating committee. Although we have an independent board of directors and an independent compensation committee, the Board has determined not to establish a nominating committee; nominees for election as directors are selected by the Board of Directors.

     The Audit Committee consists of three directors, Thomas V. Reifenheiser (Chairman), Craig S. Mitchell and Natale S. Ricciardi. The Board of Directors has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rule definition of “independent” for audit committee purposes. The Board of Directors has also determined that Thomas V. Reifenheiser meets the SEC definition of an “audit committee financial expert.” Information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption “Report of the Audit Committee” below.

     The Compensation Committee consists of three directors, Natale S. Ricciardi (Chairman), William S. Morris III and Thomas V. Reifenheiser. The Board of Directors has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rule definition of “independent” for compensation committee purposes. Each of the members of the Compensation Committee is an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee is responsible for approving the compensation for our chief executive officer and, based on recommendations made by our chief executive officer, approving the compensation of other executive officers. The Compensation Committee also administers our 2003 Incentive Plan and 2001 Employee Stock Purchase Plan.

     Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of the Board of Directors or any officer of the Company.

Meetings of the Board of Directors and Committees

     During 2004, there were nine meetings of the Board of Directors, nine meetings of the Audit Committee and eight meetings of the Compensation Committee. All of the directors attended at least 95% of the aggregate number of Board meetings and committee meetings during 2004.

Independence of Majority of Board Directors

     Our Board of Directors has determined that each of our non-employee directors (Messrs. Morris, Mitchell, Reifenheiser, Ricciardi and Winikoff), who collectively constitute a majority of the Board, meets the general independence criteria set forth in the Nasdaq Marketplace Rules.

Director Nominations and Qualifications

     As noted above, the Board of Directors has no nominating committee. The Board has determined that given its relatively small size, and because there have historically been no vacancies on the Board, the function of a nominating committee could be performed by the Board as a whole without unduly burdening the duties and responsibilities of the Board members. The Board does not currently have a charter or written policy with regard to the nominating process. The nominations of the directors standing for election at the 2005 Annual Meeting were unanimously approved by the Board of Directors.

     At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received nominations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for Board membership and should be addressed to: Mark E. Stephan, Executive Vice President, Chief Financial Officer and Treasurer, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, NY 10941. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

     Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting us, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Executive Sessions of Independent Directors

     The independent members of the Board of Directors meet in executive session, without any employee directors or other members of management in attendance, each time the full Board convenes for a regularly scheduled meeting, and, if the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant.

Code of Ethics

     The Audit Committee has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer. We have made the Code of Ethics available on our website at www.mediacomcc.com under the heading “Corporate Information.”

Stockholder Communication with Board Members

     We maintain corporate contact information, both telephone and electronic mail, for use by stockholders on our website (www.mediacomcc.com) under the heading “Corporate Information.” By following the Corporate Information link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, communications received via telephone for the Board are forwarded to the Board by one of our officers.

Board Member Attendance at Annual Meetings

     Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Six of our seven directors attended our 2004 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the election of each of the director nominees named herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Directors

     The following table sets forth certain information regarding the ownership of our common stock as of April 22, 2005 by:

•	each director;

•	each officer named in the summary compensation table in this proxy statement; and

•	all directors and executive officers as a group.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

     Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A common stock is based on 90,609,764 shares of Class A common stock outstanding and percentage of beneficial ownership of Class B common stock is based on 27,336,939 shares of Class B common stock outstanding. Unless otherwise indicated, the address of each beneficial owner of more than 5% of Class A or Class B common stock is Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941.

	Class A Common Stock					Class B Common Stock
										Percent of Vote as
Name of Beneficial Owner	Stock		Options (5)		Percent of Class	Stock		Options (5)	Percent of Class	a Single Class
Directors
Rocco B. Commisso	—		88,649	(6)	*	27,336,939	(7)	1,098,892	100.0%	75.8%
Mark E. Stephan	25		37,653		*	262,222	(8)	—	1.0%	*
William S. Morris III	28,309,674	(2)	31,400		31.3%	—		—	—	7.8%
Craig S. Mitchell	28,399,674	(3)	41,400		31.4%	—		—	—	7.8%
Thomas V. Reifenheiser	10,000		31,400		*	—		—	—	*
Natale S. Ricciardi	10,000		31,400		*	—		—	—	*
Robert L. Winikoff	45,000	(4)	41,400		*	—		—	—	*

Named Executive Officers (1)
John G. Pascarelli	83,936		68,262		*	—		—	—	*
Italia Commisso Weinand	263,866		44,890		*	—		—	—	*
Joseph E. Young	—		36,500		*	—		—	—	*
All Executive Officers and
Directors as a Group (13 persons)	28,839,054		615,137		32.3%	27,336,939		1,098,892	100.0%	83.6%

*	Represents beneficial ownership of less than 1%.

(1)	Excluding Rocco B. Commisso, our Chairman and Chief Executive Officer, and Mark E. Stephan, our Executive Vice President, Chief Financial Officer and Treasurer, who are named above.

(2)	Represents shares held by Shivers Investments, a subsidiary of Morris Communications. Mr. Morris and his spouse control Morris Communications. The address of Mr. Morris is c/o Morris Communications, 725 Broad Street, Augusta, Georgia 30901.

(3)	Includes 28,309,674 shares of Class A common stock held by Shivers Investments. Mr. Mitchell is Senior Vice President of Finance, Treasurer and Secretary of Shivers Investments. Mr. Mitchell disclaims any beneficial ownership of the shares held by Shivers Investments. The address of Mr. Mitchell is c/o Morris Communications, 725 Broad Street, Augusta, Georgia 30901.

(4)	Includes 30,000 shares held by a limited liability company for which Mr. Winikoff serves as manager. Mr. Winikoff disclaims beneficial ownership of the shares held by the limited liability company except to the extent of his pecuniary interest therein.

(5)	Represent options that are currently exercisable or will be exercisable within 60 days of the record date.

(6)	Includes 50,500 shares of Class A common stock issuable upon exercise of options held by Mr. Commisso’s wife. Mr. Commisso disclaims beneficial ownership of these shares.

(7)	Includes 547,217 shares of Class B common stock owned of record by other stockholders, for which Mr. Commisso holds an irrevocable proxy, representing all remaining shares of Class B common stock outstanding.

(8)	Such beneficial owner has granted Mr. Commisso an irrevocable proxy with respect to such shares.

Securities Owned by Certain Beneficial Owners

     The following table reports beneficial ownership of our common stock of the only persons known by us to beneficially own more than 5% of our common stock (other than Rocco B. Commisso) based on statements on Schedule 13G filed by these holders with the Securities and Exchange Commission.

	Number of
	Shares of Class A		Percent of Vote As
Name of Beneficial Owner	Common Stock	Percent of Class	a Single Class
Shivers Investments, LLC (1)	28,309,674	31.3%	7.8%
Eubel Brady & Suttman Asset Management, Inc. (2)	11,932,157	13.2%	3.3%
Neuberger Berman, Inc. (3)	9,759,113	10.8%	2.7%
Delaware Management Holdings (4)	7,561,897	8.4%	2.1%

(1)	Based on information (i) contained in a Schedule 13G jointly filed by Morris Communications Company, LLC (formerly Morris Communications Corporation), Shivers Investments, LLC, a subsidiary of Morris Communications Company, LLC, and William S. Morris III on February 14, 2002 and (ii) provided to us by Mr. Morris. The address of Shivers Investments is 725 Broad Street, Augusta, Georgia 30901.

(2)	Based on information contained in a Schedule 13G jointly filed by Eubel Brady & Suttman Asset Management, Inc., Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgrieve on February 14, 2005, such persons have shared power to vote, or direct the vote, and shared power to dispose, or direct the disposition, of 11,931,217 shares of our Class A common stock, and Mr. Hazel has sole power to vote, or direct the vote, and sole power to dispose, or direct the disposition, of 940 shares of our Class A common stock. The address of Eubel Brady & Suttman Asset Management, Inc. is 7777 Washington Village Drive, Dayton, Ohio 45459.

(3)	Based on information contained in a Schedule 13G jointly filed by Neuberger Berman, Inc. and Neuberger Berman, LLC on February 15, 2005, Neuberger Berman, Inc. and Neuberger Berman, LLC have (i) sole power to vote, or direct the vote, of 7,190,213 shares of our Class A common stock and (ii) shared power to dispose, or direct the disposition, of 9,759,113 shares of our Class A common stock. The address of Neuberger Berman, Inc. and Neuberger Berman, LLC is 605 Third Avenue, New York, New York 10158-3698.

(4)	Based on information contained in a Schedule 13G jointly filed by Delaware Management Holdings and Delaware Management Business Trust on February 9, 2005, Delaware Management Holdings and Delaware Management Business Trust have (i) sole power to vote, or direct the vote, of 7,549,032 shares of our Class A common stock, (ii) sole power to dispose, or direct the disposition, of 7,554,497 shares of our Class A common stock and (iii) shared power to dispose, or direct the disposition, of 7,400 shares of our Class A common stock. The address of Delaware Management Holdings and Delaware Management Business Trust is 2005 Market Street, Philadelphia, Pennsylvania 19103.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2004 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

				Number of Shares of
				Common Stock Remaining
				Available for Future
	Number of Shares of		Weighted-Average	Issuance under Equity
	Common Stock To Be		Exercise Price of	Compensation Plans
	Issued upon Exercise of		Outstanding	(Excluding Common Stock
	Outstanding Options,		Options, Warrants	Reflected
Plan Category	Warrants and Rights		and Rights	in First Numerical Column)
Equity compensation plans approved by security holders:

2001 Employee Stock Purchase Plan	n/a		n/a	1,473,736

2003 Incentive Plan	11,617,109	(1)	$17.48	9,380,191

Non-Employee Directors Equity Incentive Plan	50,000	(2)	$ 8.03	450,000

Equity compensation plans not approved by security holders	0		0	0

Total:	11,667,109		n/a	11,303,927

(1)	Represents options to purchase 3,468,217 shares of Class A common stock and options to purchase 8,148,892 shares of Class B common stock. Includes options to purchase 7,200,000 shares of Class B common stock that expired on February 10, 2005. Also includes options to purchase 450,000 shares of Class A common stock that converted into options to purchase 450,000 shares of Class B common stock on February 10, 2005.
(2)	Does not reflect options and restricted stock units issued in 2005 to non-employee directors for serving on the Board of Directors in 2004.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

     Our company’s Compensation Committee (the “Committee”) is comprised of three directors, William S. Morris III, Thomas V. Reifenheiser and Natale S. Ricciardi (Chairman), none of whom is an officer or employee of our company, and each of whom is an “independent director” as defined in the rules of the Nasdaq Stock Market as well as an “outside director” as defined in Section 162(m) of the Internal Revenue Code. Mr. Ricciardi was appointed Chairman of the Committee in March 2004. The Board authorized and directed the Committee to review our company’s compensation policies and develop competitive, market-based compensation packages for its executives.

   Executive Compensation Philosophy

     General Compensation Practices. The compensation policy of the Committee is focused on attracting, motivating and retaining highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services our company needs to maximize its return to stockholders. The philosophy behind this policy is premised on the belief that an executive’s compensation should reflect his or her individual performance and the overall performance of our company, with an appropriate balance maintained among the weightings of these potentially disparate performance levels. The compensation policy requires flexibility in order to ensure that our company can continue to attract and retain executives with unique and special skills critical to its success. Flexibility is also necessary to permit adjustments in compensation in light of changes in business and economic conditions. The Company’s executive compensation program includes the following key components, which are more fully described below: annual compensation and long-term, equity-based incentive compensation. Each year, the Committee performs a review of the executive compensation program, including the nature and amounts of our executive officer’s compensation.

     Policy on Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of compensation in excess of $1 million are deductible only if: (i) performance goals are specified in detail by a Committee comprised solely of two or more outside directors; (ii) the material terms of the compensation, including the performance goals, are disclosed to the stockholders and approved by a majority vote of the stockholders prior to payment of such compensation; and (iii) the Committee certifies that the performance goals and any other material terms under which the compensation is to be paid were in fact satisfied.

     While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the company’s executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, the company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

   Compensation

     Compensation reflects the following key components: (i) annual compensation; and (ii) long-term, equity-based incentive compensation. The Committee evaluates each component of the executive officers’ compensation each year. Compensation for each executive officer (except for our chief executive officer, Rocco B. Commisso) is approved by the Committee based on Mr. Commisso’s recommendations.

     Annual Compensation

     An executive officer’s annual compensation consists of base salary and incentive compensation.

     Base Salary. Pursuant to the terms of his employment agreement, Mr. Commisso received $800,000 in base salary for 2004. This was unchanged from his 2003 base salary. Although the Committee has discretionary authority to increase Mr. Commisso’s base salary from time to time, as of the date of this report it has not authorized any increase in Mr. Commisso’s base salary since he executed his employment agreement in December 2003.

     The Committee approved salary increases for Messrs. Stephan, Pascarelli and Young and Ms. Weinand, which became effective July 1, 2003. These executive officers’ salaries remained unchanged from July 1, 2003 through December 31, 2004.

     Effective January 1, 2005, the Committee approved a $50,000 increase in Mr. Pascarelli’s annual base salary, a $40,000 increase in Mr. Stephan’s annual base salary, and a $30,000 increase in Mr. Young’s and Ms. Weinand’s annual base salaries. These increases were intended to bring the base salary for each of these executive officers up to competitive levels relative to the salaries paid by peer companies to their executive officers.

     Incentive Compensation. Incentive compensation consists of an annual cash bonus and equity awards. The Committee determined the 2004 incentive compensation based largely on financial performance for 2004 using various measures, including revenues, operating income before depreciation and amortization, and other cash flow measures. The Committee also considered each executive officer’s contributions toward the attainment of other corporate objectives, including expansion of markets for certain products and services (such as video-on-demand, high definition television and digital video recorders), improvements in customer service and technical operations, and the successful completion of a significant bank refinancing. Although the company’s financial performance for 2004 fell short of the Committee’s financial targets for 2004, the Committee recognized the detrimental impact that Hurricane Ivan had on the company’s financial performance for the year and senior management’s substantial contributions toward the achievement of other corporate objectives.

     In determining the amounts of the 2004 awards of incentive compensation noted below, no single financial performance measure or corporate objective was determinative. All incentive compensation awards were made in 2005.

     For 2004, the Committee approved the payment of an annual cash bonus to Mr. Commisso in the amount of $400,000. This cash bonus represented 50% of Mr. Commisso’s base salary, as compared to the 2003 cash bonus that was equal to 75% of his base salary. Mr. Commisso’s 2004 cash bonus was not subject to the performance-based compensation exception of Section 162(m). As a result, to the extent that his total compensation exceeds $1 million, a portion of his 2004 bonus will be non-deductible. Mr. Commisso also received a 2004 equity award in the form of an option to acquire 300,000 shares of Class A common stock. The number of shares of common stock underlying Mr. Commisso’s 2004 option award was 150,000 less than the number of shares underlying his 2003 option grant. Mr. Commisso’s 2004 option award vests in three equal annual installments.

     For 2004, the Committee approved incentive awards, including both cash bonuses and stock options, for senior management (other than Mr. Commisso) that approximated 50% of target incentive compensation. Accordingly, the Committee approved the payment of 2004 cash bonuses to Mr. Stephan for $50,000, Mr. Pascarelli for $45,000, and each of Mr. Young and Ms. Weinand for $35,000. Messrs. Stephan, Pascarelli and Young and Ms. Weinand also received 2004 equity awards in the form of options to acquire 30,000, 30,000, 22,000 and 22,000 shares, respectively, of Class A common stock. These option awards vest in four equal annual installments.

     Long-Term Equity Incentive Compensation

     In 2005, the Committee decided to grant senior management (other than Mr. Commisso) long-term equity incentive compensation awards in the form of restricted stock units. The Committee determined that the long-term nature of these awards would further promote the company’s goals of retaining key employees and aligning senior management’s long-term interests with those of the company’s stockholders. Accordingly, the Committee approved the grant of restricted stock units to each executive officer (other than Mr. Commisso). Messrs. Stephan and Pascarelli each received 130,000 restricted stock units and Mr. Young and Ms. Weinand each received 100,000 restricted stock units. These restricted stock units vest on the fourth anniversary of the award date. In awarding this long-term equity incentive, the Committee also recognized that a substantial portion of the outstanding stock options held by our executive officers have an exercise price substantially higher than the current fair market of the company’s stock and thus do not provide sufficient retention incentive.

Compensation Committee of the Board of Directors Natale S. Ricciardi (Chairman) William S. Morris III Thomas V. Reifenheiser

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists entirely of Messrs. Ricciardi (Chairman), Morris and Reifenheiser, none of whom is an officer or employee of our company or any of our subsidiaries and each of whom is an “independent director” as defined in the rules of the Nasdaq Stock Market, as well as an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Executive Compensation Summary

     Except where otherwise indicated, the table below summarizes the compensation earned in 2004, 2003 and 2002 by our Chief Executive Officer and our four most highly compensated executive officers during 2004 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

							Long-Term
							Compensation
		Annual Compensation					Awards
					Other		Number of Shares
					Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation		Options(4)	Compensation(5)
Rocco B. Commisso	2004	$800,000	$400,000		$56,723	(2)	300,000	—
Chairman and Chief	2003	$800,000	$600,000		$10,410	(3)	450,000	—
Executive Officer	2002	$100,000	—		$19,476	(3)	—	—

Mark E. Stephan	2004	$240,000	$50,000		—		30,000	$4,985
Executive Vice President,	2003	$230,000	$36,000		—		20,000	$4,583
Chief Financial Officer	2002	$220,000	$15,400		—		40,000	$4,400

John G. Pascarelli	2004	$220,000	$45,000		—		30,000	—
Executive Vice President,	2003	$192,500	$33,198	(1)	—		20,000	—
Operations	2002	$165,000	$11,500		—		40,000	—

Italia Commisso Weinand	2004	$190,000	$35,000		$12,250	(3)	22,000	$1,973
Senior Vice President,	2003	$182,500	$28,500		$5,083	(3)	15,000	$1,213
Programming and Human	2002	$175,000	$12,250		$4,875	(3)	30,000	—
Resources

Joseph E. Young	2004	$190,000	$35,000		$8,750	(3)	22,000	—
Senior Vice President,	2003	$180,000	$28,500		$4,375	(3)	15,000	—
General Counsel and Secretary	2002	$170,000	$11,900		$4,375	(3)	30,000	—

(1)	Includes $198 which represents the value of 25 shares of Class A common stock received as part of a long-term service award on the date of grant (December 1, 2003). Such shares had an aggregate value of $156 on December 31, 2004.

(2)	Represents transportation-related benefits of $36,190 and miscellaneous expenses and dues of $20,533.

(3)	Represents transportation-related benefits.

(4)	Represents options to purchase shares of Class A common stock. All of these options were granted under the 2003 Incentive Plan and are reported for the year earned.

(5)	Represents employer contributions to a 401(k) plan.

Stock Option Grants During 2004

     The table below sets forth information concerning individual grants of stock options awarded to the named executive officers in the Summary Compensation Table for services to our company during 2004.

	Number of Shares of
	Common Stock
	Underlying	Percent of Total			Grant Date
	Options	Options Granted to	Exercise Price Per		Present
Name	Granted(1)	Employees	Share	Expiration Date	Value(4)
Rocco B. Commisso	300,000(2)	55.0%	$6.29	3/09/11	$741,922
Mark E. Stephan	30,000(3)	5.5%	$5.42	2/24/11	$71,364
John G. Pascarelli	30,000(3)	5.5%	$5.42	2/24/11	$71,364
Italia Commisso Weinand	22,000(3)	4.0%	$5.42	2/24/11	$52,334
Joseph E. Young	22,000(3)	4.0%	$5.42	2/24/11	$52,334

(1)	Shares of Class A common stock.

(2)	The options vest in three equal annual installments beginning on March 9, 2006.

(3)	The options vest in four equal annual installments beginning on February 24, 2006.

(4)	We estimated the Grant Date Present Value of the options in this table using the Black-Scholes option pricing model. All stock option valuation models, including the Black-Scholes model, require various assumptions, including a prediction about the future movement of the stock price. We made the following assumptions for purposes of calculating the Grant Date Present Value: a holding period of four years for options granted to Mr. Commisso and a holding period of five years for options granted to the other named executive offices; stock volatility of 45%; no dividend yield; and a risk-free interest rate of 3.5%.

Year-End 2004 Option Values

     The table below sets forth information at fiscal year-end 2004 concerning stock options held by the named executive officers in the Summary Compensation Table. No options held by such individuals were exercised during 2004.

	Number of Shares of Common Stock Underlying				Value of Unexercised
	Unexercised Options				In-The-Money Options
	at December 31, 2004				at December 31, 2004
Name	Exercisable		Unexercisable		Exercisable	Unexercisable
Rocco B. Commisso	7,992,710	(1)	300,000	(6)(7)	—	—
Mark E. Stephan	121,003	(2)	58,997	(6)	—	—
John G. Pascarelli	81,081	(3)	63,919	(6)	—	—
Italia Commisso Weinand	97,422	(4)	47,578	(6)	—	—
Joseph E. Young	31,500	(5)	53,500	(6)	—	—

(1)	Represents options to purchase 188,149 shares of Class A common stock and 7,804,561 shares of Class B common stock. Includes options to purchase 6,855,669 shares of Class B common stock that expired on February 10, 2005. Also includes options to purchase 150,000 shares of Class A common stock that converted into options to purchase 150,000 shares of Class B common stock on February 10, 2005.

(2)	Represents options to purchase 25,989 shares of Class A common stock and 95,014 shares of Class B common stock. Includes options to purchase 95,014 shares of Class B common stock that expired on February 10, 2005.

(3)	Represents options to purchase 50,676 shares of Class A common stock and 30,405 shares of Class B common stock. Includes options to purchase 30,405 shares of Class B common stock that expired on February 10, 2005.

(4)	Represents options to purchase 32,812 shares of Class A common stock and 64,610 shares of Class B common stock. Includes options to purchase 64,610 shares of Class B common stock that expired on February 10, 2005.

(5)	Represents options to purchase 31,500 shares of Class A common stock.

(6)	Represents options to purchase shares of Class A common stock granted under the 2003 Incentive Plan.

(7)	On February 10, 2005, these options converted into options to purchase a like number of shares of Class B common stock.

Employment Arrangements

     Mark E. Stephan, John G. Pascarelli, Italia Commisso Weinand, Joseph E. Young and certain other of our employees have entered into employment arrangements setting forth the terms of their at-will employment with us. Each of the employment arrangements also provides that if we terminate the employee’s employment without cause, the employee is entitled to a severance payment equal to six months of base salary and precludes the employee from competing with us for a period of three years following termination.

     As of December 28, 2003, we entered into an employment arrangement with Rocco B. Commisso, which arrangement provides for an annual base salary, effective as of January 1, 2003, of $800,000. Mr. Commisso is entitled to participate in all compensation plans, insurance programs, stock option plans, stock-based plans and other benefit plans, which we generally make available to our senior executives. Mr. Commisso also has an annual allowance of $100,000 to cover certain fringe benefits, and in the event of his permanent disability or death, Mr. Commisso or his estate will receive a payment of $4,000,000.

Compensation of Directors

     For serving on the Board of Directors during 2004, each of our non-employee directors received in 2005 a payment of $25,000, and six-year options to purchase 10,000 shares of Class A common stock and 5,000 restricted stock units, both vesting in two annual installments. In addition, the Board of Directors approved a payment of $10,000 to Mr. Reifenheiser for serving as the Chairman of the Audit Committee during 2004 and a payment of $5,000 to Mr. Ricciardi for serving as the Chairman of the Compensation Committee. Non-employee directors received reimbursement of out-of-pocket expenses incurred for each board meeting or committee meeting attended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Investment banking firms or their affiliates have in the past engaged in transactions with and performed services for our affiliates and us in the ordinary course of business, including commercial banking, financial advisory and investment banking services. Furthermore, these companies or their affiliates may perform similar services for our affiliates and us in the future. Affiliates of certain of these companies are agents and lenders under our subsidiary credit facilities. The Bank of New York, an affiliate of BNY Capital Markets, Inc., acts as trustee for our senior notes and our convertible senior notes.

     Catherine Commisso, wife of Rocco B. Commisso, our Chairman and Chief Executive Officer, is one of our employees. In 2004, she earned approximately $83,500 in annual salary and bonus. She also participates in our employee benefit and equity incentive plans on the same basis as other similarly situated employees. Ms. Commisso currently holds the position of Director, Corporate Administration.

     Kathleen Walsh, wife of Brian Walsh, an executive officer of our company, is one of our employees. In 2004, she earned approximately $71,000 in annual salary and bonus. She also participates in our employee benefit and equity incentive plans on the same basis as other similarly situated employees. Ms. Walsh currently holds the position of Director, Human Resources.

PERFORMANCE GRAPH

     The graph below compares the performance of our Class A common stock with the performance of the Nasdaq National Market Composite Index and the Nasdaq Telecommunications Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from February 4, 2000, the date our Class A common stock commenced trading, through December 31, 2004. Previously, the indices for comparison to the performance of our Class A common stock did not include the Nasdaq Telecommunications Index but rather a peer group index composed of Charter Communications, Inc., Comcast Corporation (Class A Special common stock), Cox Communications, Inc. and Insight Communications, Inc. We believe that the Nasdaq Telecommunications Index will provide a more useful comparison than the peer group index since, as we are preparing to launch telephony service, and as local telephone companies increasingly offer video service, our businesses are converging.

COMPARISONS OF CUMULATIVE TOTAL RETURNS

	2/4/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Mediacom Communications Corporation	100	90	96	46	46	33
Peer Group Index(1)	100	86	74	45	59	60
Nasdaq National Market Composite Index	100	58	46	31	47	51
Nasdaq Telecommunications Index	100	44	23	10	18	19

(1)	The Peer Group Index consists of Charter Communications, Inc., Comcast Corporation (Class A Special common stock), Cox Communications, Inc. and Insight Communications Company, Inc. The returns of the Peer Group Index are weighted according to the respective issuer’s market capitalization. On December 8, 2004, the Class A common stock of Cox Communications, Inc. ceased trading on the New York Stock Exchange.

REPORT OF THE AUDIT COMMITTEE

     The functions of our Company’s Audit Committee (the “Committee”) are focused on three areas:

•	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent auditors; and

•	the Company’s compliance with legal and regulatory requirements.

     The Committee operates under a written charter which has been approved by the Board of Directors. A copy of the Committee charter is attached hereto as Annex A.

     The Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. The Committee discusses these matters with our independent auditors and with appropriate financial personnel. The Committee regularly (including during the course of each meeting of the Committee) meets privately with both the independent auditors and our financial personnel, each of whom has unrestricted access to the Committee. The Committee also appoints the independent auditors and reviews their performance and independence from management. In addition, the Committee reviews the Company’s financing plans.

     Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent accountants are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. However, the Committee is not professionally engaged in the practice of accounting or auditing and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants.

     In this context, the Committee held nine meetings during 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal accountants and the Company’s independent accountants for fiscal year 2004, PricewaterhouseCoopers LLP. The Committee discussed with the Company’s independent accountants the overall scope and plans for their audit. The Committee also met with the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Committee reviewed and discussed with the independent accountants the Company’s compliance in establishing and maintaining an adequate internal control structure and procedures for financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

     The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management and PricewaterhouseCoopers LLP.

     The Committee also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Company’s independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence from the Company. When considering PricewaterhouseCoopers LLP’s independence, the Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

     Based on the Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Committee charter, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee Thomas V. Reifenheiser (Chairman) Craig S. Mitchell Natale S. Ricciardi

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditors for the 2005 fiscal year. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment.

     A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

Fees

     Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are as follows:

	2004	2003
Audit Fees	$1,770,360	$738,000
Audit Related Fees	456,106	96,687
Tax Fees	—	10,000
All Other Fees	—	—

	$2,235,466	$844,687

     Fees for audit services include fees associated with the annual audit of our consolidated financial statements, quarterly reviews of interim financial statements in our Form 10-Q reports and, in 2004, Sarbanes-Oxley Section 404 work. Audit related fees consist of fees associated with the audit of our 401(k) plan and, in 2004, services performed in connection with our preparations to comply with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.

     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by our independent auditor. The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

The Board of Directors recommends a vote FOR the ratification of the appointment of Pricewaterhouse-Coopers LLP.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2004 such reporting persons complied with the filing requirements of said Section 16(a), except that Rocco B. Commisso inadvertently did not file on a timely basis two Form 4s each reflecting one transaction, John G. Pascarelli inadvertently did not file on a timely basis two Form 4s each reflecting one transaction and Italia Commisso Weinand inadvertently did not file on a timely basis two Form 4s each reflecting one transaction. All transactions have subsequently been reported on Form 5s.

ANNUAL REPORT

     Our 2004 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded a proxy soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to any of our stockholders, upon the written request of any such stockholder, a copy of our annual report on Form 10-K for the year ended December 31, 2004, exclusive of exhibits. Requests for such Form 10-K should be sent to Investor Relations, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941, (845) 695-2642.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote each proxy in accordance with his judgment on such matters.

2005 STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2005 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal executive offices not later than January 9, 2006.

Annex A

MEDIACOM COMMUNICATIONS CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

     The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Mediacom Communications Corporation (the “Company”) in fulfilling its oversight responsibilities. The Committee will oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In performing its duties, the Committee will maintain effective working relationships with the Board, management, the internal auditors and the independent accountants.

Membership

     The Committee will consist of at least three Directors. The Board shall determine the size of the Committee, appoint its members and fill any vacancies that may occur. Each member of the Committee shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. and applicable federal law. The members of the Committee may be removed and/or replaced by the Board at any time. Each year, the Board shall determine which members of the Committee are “audit committee financial experts” as defined by the Securities and Exchange Commission (the “SEC”).

Organization

     The Committee will meet at least four times each year, or more frequently as circumstances require. A Committee member will be appointed by the Board to serve as the Chair of the Committee. The Chair of the Committee may call a Committee meeting whenever deemed necessary. The Chair of the Committee will develop, in consultation with management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

     A quorum of the Committee consists of a majority of its members. All actions of the Committee must be approved by a majority vote of the members present, unless there are only two members present, in which case such actions require a unanimous vote.

General Responsibilities

     In carrying out its responsibilities, the Committee shall:

1.	Maintain open communications with the internal auditors, the independent accountants, management and the Board.

2.	Report Committee actions to the full Board and make appropriate recommendations.

3.	In its discretion, conduct or authorize investigations into matters within its scope of responsibility and, if the Committee deems appropriate, retain independent counsel, accountants and other advisers to assist in the conduct of any such investigations. The Committee shall have sole authority to approve related fees and retention terms of such advisers.

4.	Meet with the Company’s independent accountants and management in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

5.	Review and reassess the adequacy of the Committee’s charter annually. The Chair of the Committee shall have primary responsibility for such review and reassessment and shall cause the results of such review and reassessment to be recorded in the minutes of the Committee.

6.	Review the interim financial statements with management and the independent accountants prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

7.	Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

8.	Recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

10.	Prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

11.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

12.	Review and discuss with management and the independent accountants (a) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and (b) any related party transactions (as defined in the rules of the SEC).

13.	Review periodically with the Company’s counsel any legal and regulatory matters that may have a material effect on the Company’s financial statements.

14.	Perform such other responsibilities and take such other actions as may be required to be performed by the audit committee of the board of directors of a public company under applicable law, regulations or rules of The Nasdaq Stock Market.

Responsibilities Regarding the Engagement of the Independent Accountants and the Appointment of the Internal Auditor

     In carrying out its responsibilities, the Committee shall:

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting), and have the sole authority, where appropriate, to replace the independent accountants. The independent accountants shall report directly to the Committee.

2.	Review and pre-approve all audit services and all permissible non-audit services to be performed by the independent accountants. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee, with any such pre-approval reported to the Committee at its next regularly scheduled meeting.

3.	Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

4.	Ensure receipt from the independent accountants of a formal written statement delineating all relationships between such independent accountants and the Company or any other relationships that may adversely affect their independence, and, based on such review, shall assess their independence consistent with Independence Standards Board 1. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact their objectivity and independence and take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

5.	On an annual basis, review the experience and qualifications of key members of the independent accountants and the independent accountant’s quality control procedures.

Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Financial Statements

     In carrying out its responsibilities, the Committee shall:

1.	Request the independent accountants to confirm that they are accountable directly to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

2.	Review with management significant risks and exposures identified by management and management’s steps to minimize them.

3.	Review the scope of the internal and external audits with the Chief Financial Officer and the independent accountants.

4.	Review with management, the independent accountants and the Chief Financial Officer:

(a)	The Company’s internal controls, including computerized information system controls and security.

(b)	Any significant findings and recommendations made by the independent accountants or internal auditors.

5.	After the completion of the annual audit examination, review with management and the independent accountants:

(a)	The Company’s annual financial statements and related footnotes.

(b)	The independent accountants’ audit of and report on the financial statements.

(c)	The qualitative judgments about the appropriateness and acceptability of accounting principles, including areas where there are alternative accounting policies that could be employed, financial disclosures and underlying estimates.

(d)	Any significant difficulties or disputes with management encountered during the course of the audit.

(e)	Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards require the independent accountants to discuss with the Committee.

6.	Review with management:

(a)	Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

(b)	Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

(c)	The internal audit department’s budget and staffing.

MEDIACOM COMMUNICATIONS CORPORATION

2005 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Rocco B. Commisso and Mark E. Stephan as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of Class A common stock and Class B common stock of Mediacom Communications Corporation held of record by the undersigned at the 2005 Annual Meeting of Stockholders, to be held at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, at 10:00 a.m. local time, on June 14, 2005, or any adjournment or postponement thereof.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side.

(Continued and to be Completed on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Mediacom Communications account online.

Access your Mediacom Communications stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Mediacom Communications, now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	Make address changes
•	View certificate history	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

1. Election of Directors

The nominees for the Board of Directors are:
01	Rocco B. Commisso	FOR	WITHHELD
02	Craig S. Mitchell	All Nominees	From All Nominees
03	William S. Morris III	☐	☐
04	Thomas V. Reifenheiser
05	Natale S. Ricciardi
06	Mark E. Stephan
07	Robert L. Winikoff

(To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers	☐	☐	☐
LLP as our independent auditors for the fiscal
year ending December 31, 2005.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Yes, I plan to attend the 2005	☐
Annual Stockholders Meeting

Dated:	, 2005

Signature

Signature if held jointly

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

▲ FOLD AND DETACH HERE ▲